Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2013 (the “Report”) of United States Commodity Index Funds Trust (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Howard Mah, the Chief Financial Officer of United States Commodity Funds LLC, Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 10, 2014	By:	/s/ Howard Mah
	Name:	Howard Mah
	Title:	Chief Financial Officer
United States Commodity Funds LLC,
Sponsor of United States Commodity Index Funds Trust